Exhibit 99.1

Travel + Leisure Co. Reports Second Quarter 2021 Results
and Provides Third Quarter and Full Year 2021 Outlook
Vacation ownership sales growth accelerated as leisure travel returns;
Strong cash flow and EPS demonstrate resilience and strength of the business

ORLANDO, Fla. (July 28, 2021) — Travel + Leisure Co. (NYSE:TNL), the world’s leading membership and leisure travel company, today reported second quarter 2021 financial results for the three months ended June 30, 2021. Highlights and outlook include:

•Net income from continuing operations of $74 million ($0.84 diluted earnings per share) on net revenue of $797 million

•Adjusted EBITDA of $193 million and adjusted diluted earnings per share of $0.88 (1)

•Net cash provided by operating activities of $290 million and adjusted free cash flow of $56 million for the first six months of 2021

•Expects full year adjusted EBITDA from $720 million to $735 million, adjusted diluted EPS of $3.20 to $3.30, and third quarter adjusted EBITDA from $200 million to $210 million

•Management will recommend a third quarter dividend of $0.30 per share for approval by the Board of Directors

"The strong rebound in leisure travel in North America drove continued growth in the second quarter, demonstrated by the sustained improvement in our key metrics," said Michael D. Brown, president and CEO of Travel + Leisure Co. "Both reporting segments exceeded our expectations, further proving the resilience and strength of our business model.”

"Leisure travel is back in a significant way. All indicators of consumer behavior show that consumers are fulfilling their desire to travel, and we are benefiting from that recovery. We are particularly pleased with the strong recovery in adjusted EBITDA margins which reflects the actions we have taken over the last 18 months to improve the quality of our business,” Brown commented.
(1) This press release includes adjusted EBITDA, adjusted diluted EPS, adjusted free cash flow, gross VOI sales and adjusted net income/(loss), which are metrics that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

Business Segment Results

The results of operations during the second quarter of 2021 and 2020 include impacts related to the COVID-19 global pandemic, which have been significantly negative to the travel industry, the Company, its customers and employees. Refer to Table 8 for a breakout of COVID-19 related impacts.

Vacation Ownership

$ in millions	Q2 2021	Q2 2020	% change
Revenue	$599	$238	152%
Adjusted EBITDA	$133	($12)	1,208%

Vacation Ownership revenue increased 152% to $599 million in the second quarter of 2021 compared to the same period in the prior year. Gross vacation ownership interest (VOI) sales were $383 million compared to $18 million in the prior year and tours were 117,000 during the quarter compared to 6,000 in the same period last year. Volume Per Guest (VPG) was $3,151 due to strong close rates and higher quality tours.

Second quarter adjusted EBITDA was $133 million compared to a loss of $12 million in the prior year period. The increase was driven by higher Gross VOI sales due to the ongoing recovery of our operations from COVID-19 and cost savings initiated in the prior year, partially offset by lower net interest income as a result of a smaller contract receivable portfolio.

Second quarter 2021 results include an adjustment to the COVID-19 related allowance for loan losses, resulting in a $26 million increase to revenue and a $10 million increase to cost of vacation ownership interests, resulting in a net positive impact to Adjusted EBITDA of $16 million.

Travel and Membership

$ in millions	Q2 2021	Q2 2020	% change
Revenue	$204	$106	92%
Adjusted EBITDA	$75	$35	114%

Travel and Membership revenue increased 92% to $204 million in the second quarter driven by an increase in net transactions. Second quarter net transactions of 524,000 increased 353%, four and a half times higher than the same period last year.

Adjusted EBITDA increased 114% to $75 million due to the ongoing recovery of operations from the impact of COVID-19 as well as cost savings initiatives implemented in 2020 partially offset by lower subscription revenues due to decreased new owner sales in the timeshare industry.

Balance Sheet and Liquidity

Net Debt — As of June 30, 2021, the Company's leverage ratio for covenant purposes was 4.7x, well within the 7.5x amended covenant under the Company's credit agreement. The Company had $3.4 billion of corporate debt outstanding as of June 30, 2021, which excluded $2.0 billion of non-recourse debt related to its securitized notes receivables portfolio. Additionally, the Company had cash and cash equivalents of $328 million. At the end of the second quarter, the Company had $1.3 billion of liquidity in cash and cash equivalents and revolving credit facility availability.

Cash Flow — For the six months ended June 30, 2021, net cash provided by operating activities was $290 million, compared to $130 million in the prior year period. Adjusted free cash flow was $56 million for the six months ended June 30, 2021, compared to $88 million in the same period of 2020 due to timing of securitization activity.

Dividend — The Company paid $26 million ($0.30 per share) in cash dividends on June 30, 2021 to shareholders of record as of June 15, 2021. Management will recommend a third quarter dividend of $0.30 per share for approval by the Company’s Board of Directors in August 2021.

Outlook

The Company is providing guidance regarding expectations for the 2021 full year:

•Adjusted EBITDA of $720 million to $735 million
•Adjusted diluted EPS of $3.20 to $3.30
•Gross VOI sales of $1.4 billion to $1.5 billion
•Tours of 440,000 to 450,000
•VPG of approximately $3,000
The Company is providing guidance regarding expectations for the third quarter of 2021:
•Adjusted EBITDA of $200 million to $210 million
•Gross VOI sales of $450 million to $470 million
This guidance is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future.

Conference Call Information
Travel + Leisure Co. will hold a conference call with investors to discuss the Company’s results and outlook today at 8:30 a.m. ET. Participants may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at investor.travelandleisureco.com, or by dialing 866-342-8591, passcode TNL, 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, an archive of the webcast will be available on the Company's website for 90 days beginning at 12:00 p.m. ET today. Additionally, a telephone replay will be available for four days beginning at 12:00 p.m. ET today at 800-753-5575.

Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures such as adjusted EBITDA, adjusted diluted EPS, adjusted free cash flow, gross VOI sales, and adjusted net income/(loss), which include or exclude certain items, as well as non-GAAP guidance. The Company utilizes these non-GAAP measures, defined in Table 9, on a regular basis to assess performance of its reportable segments and allocate resources. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors when considered with GAAP measures as an additional tool for further understanding and assessing the Company’s ongoing operating performance by adjusting for items which in our view do not necessarily reflect ongoing performance. Management also internally uses these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the reported periods appear in the financial tables section of the press release. See definitions on Table 9 for an explanation of our non-GAAP measures.

About Travel + Leisure Co.
Travel + Leisure Co. is the world’s leading membership and leisure travel company, with nearly 20 travel brands across its resort, travel club, and lifestyle portfolio. The Company provides outstanding vacation experiences and travel inspiration to millions of owners, members, and subscribers every year through its products and services: Wyndham Destinations, the largest vacation ownership company with more than 245 vacation club resort locations across the globe; Panorama, the world’s foremost membership travel business that includes the largest vacation exchange company, industry-leading travel technology, and subscription travel brands; and Travel + Leisure Group, featuring top online and print travel content, online booking platforms and travel clubs, and branded consumer products. At Travel + Leisure Co., our global team of associates brings hospitality to millions, turning vacation inspiration into exceptional travel experiences. We put the world on vacation. Learn more at travelandleisureco.com.

Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” “future” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results of Travel + Leisure Co. and its subsidiaries (“Travel + Leisure” or “we”) to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, uncertainty with respect to our ability to realize the benefits of the Travel + Leisure acquisition; the scope and duration of the novel coronavirus global pandemic (“COVID-19”), any resurgences and the paceof recovery; the timing of the widespread distribution of an effective vaccine or treatment for COVID-19; the potential impact of governmental, business and individuals’ actions in response to the COVID-19 pandemic and our related contingency plans, including reductions in investment in our business, vacation ownership interest sales and tour flow, and consumer demand and liquidity; our ability to comply with financial and restrictive covenants under our indebtedness and our ability to access capital on reasonable terms, at a reasonable cost or at all; our ability and the ability of Wyndham Hotels & Resorts, Inc. (“Wyndham Hotels”) to maintain credit ratings; general economic conditions and unemployment rates, the performance of the financial and credit markets, the competition in and the economic environment for the leisure travel industry; risks associated with employees working remotely or operating with a reduced workforce; the impact of war, terrorist activity, political strife, severe weather events and other natural disasters, and pandemics (including COVID-19) or threats of pandemics; operating risks associated with the Vacation Ownership and Travel and Membership segments; uncertainties related to strategic transactions, including the spin-off of our hotels business, Wyndham Hotels, and any potential impact on our relationships with our customers, suppliers, employees and others with whom we have relationships, and possible disruption to our operations; our ability to execute on our strategy; the timing and amount of future dividends and share repurchases, if any, and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2021. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

Contacts

Investors:
Christopher Agnew
Senior Vice President, FP&A and Investor Relations
(407) 626-4050
Christopher.Agnew@wyn.com

Media:
Steven Goldsmith
Corporate Communications
(407) 626-5882
Steven.Goldsmith@wyn.com

Travel + Leisure
Table of Contents

Table Number
1.Condensed Consolidated Statements of Income/(Loss) (Unaudited)
2.Summary Data Sheet
3.Operating Statistics
4.Revenue by Reportable Segment
5.Non-GAAP Measure: Reconciliation of Net Income/(Loss) to Adjusted Net Income/(Loss) to Adjusted EBITDA
6.Non-GAAP Measure: Reconciliation of Net VOI Sales to Gross VOI Sales
7.Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
8.COVID-19 Impacts
9.Definitions

Table 1

Travel + Leisure
Condensed Consolidated Statements of Income/(Loss) (Unaudited)
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net revenues
Service and membership fees	$388	$227	$736	$554
Net VOI sales	294	(13)	466	77
Consumer financing	102	119	201	246
Other	13	10	22	24
Net revenues	797	343	1,425	901

Expenses
Operating	349	200	639	598
Cost/(recovery) of vacation ownership interests	41	(17)	62	(48)
Consumer financing interest	20	25	44	50
General and administrative	112	85	218	195
Marketing	92	32	161	163
Depreciation and amortization	31	31	63	62
COVID-19 related costs	1	45	2	67
Asset impairments	—	33	—	44
Restructuring	—	23	(1)	25
Total expenses	646	457	1,188	1,156

Operating income/(loss)	151	(114)	237	(255)
Other (income), net	—	(5)	(1)	(7)
Interest expense	47	46	100	87
Interest (income)	(1)	(2)	(1)	(4)
Income/(loss) before income taxes	105	(153)	139	(331)
Provision/(benefit) for income taxes	31	11	37	(33)
Net income/(loss) from continuing operations	74	(164)	102	(298)
Loss on disposal of discontinued business, net of income taxes	(2)	—	(2)	—
Net income/(loss) attributable to TNL shareholders	$72	$(164)	$100	$(298)

Basic earnings/(loss) per share
Continuing operations	$0.85	$(1.92)	$1.18	$(3.46)
Discontinued operations	(0.02)	—	(0.02)	—
	$0.83	$(1.92)	$1.16	$(3.46)

Diluted earnings/(loss) per share
Continuing operations	$0.84	$(1.92)	$1.17	$(3.46)
Discontinued operations	(0.02)	—	(0.02)	—
	$0.82	$(1.92)	$1.15	$(3.46)

Weighted average shares outstanding
Basic	86.5	85.4	86.4	86.1
Diluted	87.4	85.4	87.1	86.1

Table 2

Travel + Leisure
Summary Data Sheet
(in millions, except per share amounts, unless otherwise indicated)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change
Consolidated Results

Net income/(loss) attributable to TNL shareholders	$72	$(164)	144%	$100	$(298)	134%
Diluted earnings/(loss) per share	$0.82	$(1.92)	143%	$1.15	$(3.46)	133%
Net income/(loss) from continuing operations	$74	$(164)	145%	$102	$(298)	134%
Diluted earnings/(loss) per share from continuing operations	$0.84	$(1.92)	144%	$1.17	$(3.46)	134%

Net income/(loss) margin	9.0%	(47.8)%		7.0%	(33.1)%

Adjusted Earnings/(Loss)
Adjusted EBITDA	$193	$16	1,106%	$322	$(28)	1,250%
Adjusted net income/(loss)	$77	$(95)	181%	$110	$(179)	161%
Adjusted diluted earnings/(loss) per share	$0.88	$(1.11)	179%	$1.27	$(2.08)	161%

Segment Results

Net Revenues
Vacation Ownership	$599	$238	152%	$1,048	$641	63%
Travel and Membership	204	106	92%	387	265	46%
Corporate and other	(6)	(1)		(10)	(5)
Total	$797	$343	132%	$1,425	$901	58%

Adjusted EBITDA
Vacation Ownership	$133	$(12)	1,208%	$200	$(87)	330%
Travel and Membership	75	35	114%	150	79	90%
Segment Adjusted EBITDA	208	23		350	(8)
Corporate and other	(15)	(7)		(28)	(20)
Total Adjusted EBITDA	$193	$16	1,106%	$322	$(28)	1,250%

Adjusted EBITDA margin	24.2%	4.7%		22.6%	(3.1)%

Key Operating Statistics

Vacation Ownership
Gross VOI sales	$383	$18	2,028%	$619	$431	44%
Tours (in thousands)	117	6	1,850%	193	168	15%
VPG (in dollars)	$3,151	NM	—%	$3,031	NM	—%
New owner sales, volume mix	29.5%	NM		28.4%	NM
New owner sales, transaction mix	29.9%	NM		28.5%	NM

Travel and Membership
Transactions (in thousands)	524	116	353%	1,038	517	101%
Revenue per transaction (in dollars)	$291	$384	(24)%	$275	$271	1%
Average number of members (in thousands)	3,582	3,799	(6)%	3,579	3,832	(7)%

NM is defined as Not Meaningful.

Note: Amounts may not calculate due to rounding. See Table 9 for definitions. For a full reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Table 5 and Table 6. See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures in accordance with GAAP.

In connection with the Travel + Leisure brand acquisition we updated the names and composition of our reportable segments to better align with how they are managed. We created the Travel + Leisure Group which falls under the Travel and Membership segment along with the Panorama business line. With the formation of Travel + Leisure Group, we decided that the operations of our Extra Holidays business, which focuses on direct to consumer bookings, better aligns with the operations of this new business line and therefore transitioned the management of our Extra Holidays business to the Travel and Membership segment. As such, we reclassified the results of our Extra Holidays business, which were previously reported within the Vacation Ownership segment, into the Travel and Membership segment.

Table 3

Travel + Leisure
Operating Statistics: Vacation Ownership

The following operating statistics are the significant drivers of the Company's revenues and therefore provide an enhanced understanding of the Company's businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Gross VOI Sales (in millions) (a)	2021	$236	$383	$—	$—	$—
	2020	$413	$18	$256	$281	$967
	2019	$484	$626	$663	$582	$2,355

Tours (in thousands)	2021	76	117	—	—	—
	2020	162	6	80	85	333
	2019	192	249	269	234	945

VPG	2021	$2,847	$3,151	$—	$—	$—
	2020	$2,128	NM	$3,039	$2,938	$2,486
	2019	$2,405	$2,425	$2,332	$2,373	$2,381

Provision for Loan Losses (in millions) (b)	2021	$(38)	$(33)	$—	$—	$—
	2020	$(315)	$(30)	$(45)	$(25)	$(415)
	2019	$(109)	$(129)	$(135)	$(106)	$(479)

Provision for Loan Loss as a Percentage of Gross VOI Sales, net of Fee-for-Service sales	2021	18.1%	10.1% (c)	—%	—%	—%
	2020	NM	NM	18.8%	9.5% (d)	NM
	2019	22.5%	21.2%	20.3%	18.6%	20.6%

Allowance for Loan Losses (in millions)	2021	$622	$573	$—	$—	$—
	2020	$930	$846	$788	$693	$693
	2019	$721	$735	$767	$747	$747

Gross Vacation Ownership Contract Receivables (in millions)	2021	$2,975	$2,892	$—	$—	$—
	2020	$3,722	$3,461	$3,309	$3,175	$3,175
	2019	$3,741	$3,783	$3,885	$3,867	$3,867

Allowance for Loan Loss as a Percentage of Gross Vacation Ownership Contract Receivables	2021	20.9%	19.8%	—%	—%	—%
	2020	25.0%	24.4%	23.8%	21.8%	21.8%
	2019	19.3%	19.4%	19.7%	19.3%	19.3%
Note:    Full year amounts and percentages may not compute due to rounding.
NM     Defined as not meaningful.
(a)     Includes Gross VOI sales under the Company's fee-for-service sales. (See Table 6 for a reconciliation of Net VOI sales to Gross VOI sales).
(b)     Represents provision for estimated losses on vacation ownership contract receivables, which is recorded as contra revenue to vacation ownership interest sales on the Condensed Consolidated Statements of Income/(Loss).
(c)    The percentage was 18.0%, excluding the release of $26 million of the COVID-19 related provision during the period.
(d)    The percentage was 17.3%, excluding the release of $20 million of the COVID-19 related provision during the period.

Table 3
(continued)
Travel + Leisure
Operating Statistics: Travel and Membership

The following operating statistics are the significant drivers of the Company's revenues and therefore provide an enhanced understanding of the Company's businesses: (a)

	Year	Q1	Q2	Q3	Q4	Full Year
Transactions (in thousands)

Exchange	2021	354	314	—	—	—
Non-Exchange	2021	159	210	—	—	—
Total Transactions	2021	513	524	—	—	—

Exchange	2020	260	72	214	217	762
Non-Exchange	2020	141	44	142	131	458
Total Transactions	2020	401	116	356	348	1,220

Exchange	2019	444	377	367	304	1,493
Non-Exchange	2019	52	63	138	153	405
Total Transactions	2019	496	440	505	457	1,898

Revenue per transaction (in dollars)

Exchange	2021	$292	$331	$—	$—	$—
Non-Exchange	2021	$182	$231	$—	$—	$—
Total Revenue per transaction	2021	$258	$291	$—	$—	$—

Exchange	2020	$279	$540	$300	$330	$324
Non-Exchange	2020	$164	$133	$157	$128	$148
Total Revenue per transaction	2020	$239	$384	$243	$254	$258

Exchange	2019	$275	$276	$276	$307	$282
Non-Exchange	2019	$216	$185	$172	$165	$177
Total Revenue per transaction	2019	$269	$263	$247	$259	$259

Average Number of Members (in thousands)	2021	3,576	3,582	—	—	—
	2020	3,864	3,799	3,680	3,652	3,749
	2019	3,875	3,893	3,895	3,884	3,887
Note:    Full year amounts may not compute due to rounding.
(a)     Includes the impact of acquisitions from the acquisition dates forward.

Table 4

Travel + Leisure
Revenue by Reportable Segment
(in millions)

	2021
	Q1	Q2	Q3	Q4	Full Year
Vacation Ownership
Net VOI Sales	$172	$294	$—	$—	$—
Property Management Fees and Reimbursable Revenues	157	161	—	—	—
Consumer Financing	98	102	—	—	—
Other Revenues	22	42	—	—	—
Total Vacation Ownership	449	599	—	—	—

Travel and Membership
Transaction Revenues	132	153	—	—	—
Subscription Revenues	41	43	—	—	—
Other Revenues	10	8	—	—	—
Total Travel and Membership	183	204	—	—	—
Total Reportable Segments	$632	$803	$—	$—	$—

	2020
	Q1	Q2	Q3	Q4	Full Year
Vacation Ownership
Net VOI Sales	$90	$(13)	$196	$231	$505
Property Management Fees and Reimbursable Revenues	170	122	146	145	583
Consumer Financing	127	119	115	107	467
Other Revenues	16	10	18	26	70
Total Vacation Ownership	403	238	475	509	1,625

Travel and Membership
Transaction Revenues	96	44	86	88	315
Subscription Revenues	44	33	43	40	160
Other Revenues	19	29	16	13	77
Total Travel and Membership	159	106	145	141	552
Total Reportable Segments	$562	$344	$620	$650	$2,177

	2019
	Q1	Q2	Q3	Q4	Full Year
Vacation Ownership
Net VOI Sales	$375	$481	$528	$464	$1,848
Property Management Fees and Reimbursable Revenues	163	162	170	176	672
Consumer Financing	125	128	132	130	515
Other Revenues	12	31	20	24	87
Total Vacation Ownership	675	802	850	794	3,122

Travel and Membership
Transaction Revenues	133	116	125	118	492
Subscription Revenues	55	54	54	53	216
Vacation Rental Revenue	38	48	60	7	153
Other Revenues	22	24	24	14	83
Total Travel and Membership	248	242	263	192	944
Total Reportable Segments	$923	$1,044	$1,113	$986	$4,066

Note:     Full year amounts may not add across due to rounding.

Table 5
Travel + Leisure
Non-GAAP Measure: Reconciliation of Net Income/(Loss) to
Adjusted Net Income/(Loss) to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Three Months Ended June 30,
	2021	EPS	Margin %	2020	EPS	Margin %
Net income/(loss) attributable to TNL shareholders	$72	$0.82	9.0%	$(164)	$(1.92)	(47.8)%
Loss on disposal of discontinued business, net of income taxes	(2)			—
Net income/(loss) from continuing operations	$74	$0.84	9.3%	$(164)	$(1.92)	(47.8)%
Legacy items	1			1
Amortization of acquired intangibles (a)	2			2
COVID-19 related costs (b)	1			26
Exchange inventory write-off	—			—
Impairments (c)	—			38
Restructuring costs	—			23
Taxes (d)	(1)			(21)
Adjusted net income/(loss)	$77	$0.88	9.7%	$(95)	$(1.11)	(27.7)%
Income taxes/(benefit) on adjusted net income/(loss)	32			32
Interest expense	47			46
Depreciation	29			29
Stock-based compensation expense (e)	9			6
Interest income	(1)			(2)
Adjusted EBITDA	$193		24.2%	$16		4.7%

Diluted Shares Outstanding	87.4			85.4

	Six Months Ended June 30,
	2021	EPS	Margin %	2020	EPS	Margin %
Net income/(loss) attributable to TNL shareholders	$100	$1.15	7.0%	$(298)	$(3.46)	(33.1)%
Loss on disposal of discontinued business, net of income taxes	(2)			—
Net income/(loss) from continuing operations	$102	$1.17	7.2%	$(298)	$(3.46)	(33.1)%
Legacy items	4			2
Amortization of acquired intangibles (a)	5			5
COVID-19 related costs (b)	2			38
Exchange inventory write-off	—			38
Impairments (c)	—			48
Restructuring costs	(1)			25
Taxes (d)	(2)			(37)
Adjusted net income/(loss)	$110	$1.27	7.7%	$(179)	$(2.08)	(19.9)%
Income taxes/(benefit) on adjusted net income/(loss)	39			4
Interest expense	100			87
Depreciation	58			57
Stock-based compensation expense (e)	16			7
Interest income	(1)			(4)
Adjusted EBITDA	$322		22.6%	$(28)		(3.1)%

Diluted Shares Outstanding	87.1			86.1
Amounts may not calculate due to rounding. The tables above reconcile certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net income/(loss), adjusted EBITDA, and adjusted diluted EPS to

Table 5
(continued)
assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. Our presentation of adjusted measures may not be comparable to similarly-titled measures used by other companies. See "Presentation of Financial Information" and table 9 for the definitions of these non-GAAP measures.

(a)    Amortization of acquisition-related intangible assets is excluded from adjusted net income/(loss) and adjusted EBITDA.
(b)    Reflects severance and other employee costs associated with layoffs due to the COVID-19 workforce reduction offset in part by employee retention credits received in connection with the U.S. CARES Act, ARPA and similar international programs for wages paid to certain employees despite having operations suspended. This amount does not include costs associated with idle pay.
(c)    Includes $5 million of bad debt expense related to a note receivable for the three and six months ended June 30, 2020, included in Operating expenses on the Condensed Consolidated Statements of Income/(Loss).
(d)     Amounts represents the tax effect of the adjustments.
(e)     All stock-based compensation is excluded from adjusted EBITDA.

Table 6

Travel + Leisure
Non-GAAP Measure: Reconciliation of Net VOI Sales to Gross VOI Sales
(in millions)

The Company believes gross VOI sales provide an enhanced understanding of the performance of its vacation clubs business because it directly measures the sales volume of this business during a given reporting period.

The following table provides a reconciliation of Net VOI sales (see Table 4) to Gross VOI sales (see Table 3):

Year
2021	Q1	Q2	Q3	Q4	Full Year

Net VOI sales	$172	$294	$—	$—	$—
Loan loss provision	38	33	—	—	—
Gross VOI sales, net of Fee-for-Service sales	210	327	—	—	—
Fee-for-Service sales	26	56	—	—	—
Gross VOI sales	$236	$383	$—	$—	$—

2020

Net VOI sales	$90	$(13)	$196	$231	$505
Loan loss provision	315	30	45	25	415
Gross VOI sales, net of Fee-for-Service sales	405	17	241	256	920
Fee-for-Service sales	8	1	15	25	47
Gross VOI sales	$413	$18	$256	$281	$967

2019

Net VOI sales	$375	$481	$528	$464	$1,848
Loan loss provision	109	129	135	106	479
Gross VOI sales, net of Fee-for-Service sales	484	610	663	570	2,327
Fee-for-Service sales	—	16	—	12	28
Gross VOI sales	$484	$626	$663	$582	$2,355

Note: Amounts may not add due to rounding.

Table 7

Travel + Leisure
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
(in millions)

	Six Months Ended June 30,
	2021	2020

Net cash provided by operating activities	$290	$130
Property and equipment additions	(25)	(39)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	(213)	(33)
Free cash flow	$52	$58
Separation and other adjustments (a)	—	13
COVID-19 related adjustments (b)	4	17
Adjusted free cash flow (c)	$56	$88

(a)    Includes cash paid for separation-related activities and transaction costs for acquisitions and divestitures.
(b)    Includes cash paid for COVID-19 expenses factored into the calculation of Adjusted EBITDA.
(c)    The Company had $62 million of net cash used in investing activities and $1.1 billion of net cash used in financing activities for the six months ended June 30, 2021, and $36 million of net cash used in investing activities and $598 million of net cash provided by financing activities for the six months ended June 30, 2020.

Table 8
(continued)
Travel + Leisure
COVID-19 Impacts
(in millions)

The tables below present the COVID-19 related impacts to our results of operations for the three and six months ended June 30, 2021, and the related classification on the Condensed Consolidated Statements of Income/(Loss):

Three Months Ended	Vacation Ownership	Travel and Membership	Corporate & Other	Consolidated	Non-GAAP Adjustments	Income Statement Classification
June 30, 2021
Allowance for loan losses:
Provision	$(26)	$—	$—	$(26)	$—	Vacation ownership interest sales
Recoveries	10	—	—	10	—	Cost/(recovery) of vacation ownership interests
Employee compensation related and other	1	—	—	1	1	COVID-19 related costs
Total COVID-19	$(15)	$—	$—	$(15)	$1

Six Months Ended	Vacation Ownership	Travel and Membership	Corporate & Other	Consolidated	Non-GAAP Adjustments	Income Statement Classification
June 30, 2021
Allowance for loan losses:
Provision	$(26)	$—	$—	$(26)	$—	Vacation ownership interest sales
Recoveries	10	—	—	10	—	Cost/(recovery) of vacation ownership interests
Employee compensation related and other	1	—	1	2	2	COVID-19 related costs
Lease related	(1)	—	—	(1)	(1)	Restructuring
Total COVID-19	$(16)	$—	$1	$(15)	$1

Table 8
The tables below present the COVID-19 related impacts to our results of operations for the three and six months ended June 30, 2020, and the related classification on the Condensed Consolidated Statements of Income/(Loss):

Three Months Ended	Vacation Ownership	Travel and Membership	Corporate & Other	Consolidated	Non-GAAP Adjustments	Income Statement Classification
June 30, 2020
Employee compensation related and other	$32	$5	$8	$45	$26	COVID-19 related costs
Asset impairment	8	30	—	38	38	Asset impairments / Operating expenses
Lease related	1	22	—	23	23	Restructuring
Total COVID-19	$41	$57	$8	$106	$87

Six Months Ended	Vacation Ownership	Travel and Membership	Corporate & Other	Consolidated	Non-GAAP Adjustments	Income Statement Classification
June 30, 2020
Allowance for loan losses:
Provision	$225	$—	$—	$225	$—	Vacation ownership interest sales
Recoveries	(55)	—	—	(55)	—	Cost/(recovery) of vacation ownership interests
Employee compensation related and other	51	5	11	67	38	COVID-19 related costs
Asset impairment	14	34	—	48	48	Asset impairments / Operating expenses
Exchange inventory write-off	—	38	—	38	38	Operating expenses
Lease related	1	22	—	23	23	Restructuring
Total COVID-19	$236	$99	$11	$346	$147

Table 9

Definitions
Adjusted Diluted Earnings/(Loss) per Share: A non-GAAP measure, defined by the Company as Adjusted net income/(loss) from continuing operations divided by the diluted weighted average number of common shares.
Adjusted EBITDA: A non-GAAP measure, defined by the Company as net income/(loss) from continuing operations before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Condensed Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, legacy items, transaction costs for acquisitions and divestitures, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent. Legacy items include the resolution of and adjustments to certain contingent liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and Cendant, and the sale of the vacation rentals businesses. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.
Adjusted EBITDA Margin: A non-GAAP measure, represents Adjusted EBITDA as a percentage of revenue.
Adjusted Free Cash Flow: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back cash paid for transaction costs for acquisitions and divestitures, separation adjustments associated with the spin-off of Wyndham Hotels, and certain adjustments related to COVID-19. A limitation of using Adjusted free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that Adjusted free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Adjusted Net Income/(Loss): A non-GAAP measure, defined by the Company as net income/(loss) from continuing operations adjusted to exclude separation and restructuring costs, legacy items, transaction costs for acquisitions and divestitures, amortization of acquisition-related assets, debt modification costs, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments. Legacy items include the resolution of and adjustments to certain contingent liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and Cendant, and the sale of the vacation rentals businesses.
Average Number of Members: Represents paid members in our vacation exchange programs who are current on their annual membership dues or within the allowed grace period.
Free Cash Flow (FCF): A non-GAAP measure, defined by TNL as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. TNL believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Gross Vacation Ownership Interest Sales: A non-GAAP measure, represents sales of vacation ownership interests (VOIs), including sales under the fee-for-service program before the effect of loan loss provisions. We believe that Gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Leverage Ratio: The Company calculates leverage ratio as net debt divided by Adjusted EBITDA as defined in the credit agreement.
Net Debt: Net debt equals total debt outstanding, less non-recourse vacation ownership debt and cash and cash equivalents.
New owner sales, volume mix: Represents VOI sales (tour generated plus telephonic) to first time buyers as a percentage of total VOI sales.
New owner sales, transactions mix: Represents the number of first time buyer transactions as a percentage of the total number of VOIs sold during the period.
Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.
Travel and Membership Revenue per Transaction: Represents transactional revenue divided by transactions, provided in two categories; Exchange, which is primarily RCI, and non-Exchange.
Travel and Membership Transactions: Represents the number of vacation bookings recognized as revenue during the period, net of cancellations, provided in two categories; Exchange, which is primarily RCI, and non-Exchange.
Volume Per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel.